PROMISSORY NOTE

Toronto, Ontario
October 28, 1999

USD $79,195

The undersigned promises to pay to the order of Level Jump Financial Group, Inc. by March 31st, 2000, the sum of SEVENTY NINE THOUSAND ONE HUNDRED AND NINETY FIVE DOLLARS (USD$79,195.00) of lawful money of the United States.

The undersigned shall have the privilege of prepaying the whole or any part or parts of the principal sum hereby secured at any time or times without notice or bonus.

The undersigned hereby waives presentment for payment, protest, notice of protest and notice of nonpayment of this note.


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David Roff